                                                                     EXHIBIT 3.2

                               OPERATING AGREEMENT
                                       OF
                           FIRST NATIONAL FUNDING LLC

         The undersigned (all of which are hereinafter referred to as the "Members" and each as a "Member") having previously agreed to form and operate a limited liability company (hereinafter referred to herein as the "Company") according to the Company's Articles of Organization and the Nebraska Limited Liability Company Act (Nebraska Revised Statutes ss.21-2601 et. seq.), as it may be enacted and amended from time to time (the "Act"), hereby adopt this Operating Agreement (this "Agreement") as of April 16, 2002.

         SECTION 1. NAME. The name of the Company is First National Funding LLC (the "Company") and all Company business shall be conducted in such name.

         SECTION 2. PURPOSE. The Company is organized solely for the purposes set forth in the Articles of Organization of the Company.

         SECTION 3. MEMBERS. (a) The Company has been formed as a limited liability company pursuant to the provisions of the Act and the Articles of Organization. Each of the undersigned shall be admitted as a Member of the Company upon such undersigned's execution of this Agreement. The names and the mailing addresses of the initial Members are as set forth under their respective signatures below. At all times, at least one Member shall be a special purpose corporation (the "Independent Member") which shall have each of the characteristics as set forth on Appendix A hereto. First National Funding Corporation shall be the initial Independent Member. Any action required to be taken by the Members under this Agreement may be taken without a meeting if the action taken is evidenced by a written consent signed by all of the Members.

              (b) Except as expressly provided by the Articles of Organization or this Agreement or as required by the Act, no Member, other than the Managing Member (as defined in Section 9 hereof) shall (i) have the power to act for or on behalf of, or to bind, the Company, (ii) take part in the day-to-day management or the operation or control of the business and affairs of the Company or (iii) be an agent of the Company or have any right, power or authority to transact any business in the name of the Company. The Managing Member shall execute and deliver any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

         SECTION 4. LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

         SECTION 5. CAPITAL CONTRIBUTIONS. Each of the Members has contributed as capital, in cash, the amount set forth next to such Member's name on Schedule 1 hereto.


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         SECTION 6. ADDITIONAL CONTRIBUTIONS. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the other Members.

         SECTION 7. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated in proportion to the capital contributions of the Members.

         SECTION 8. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members; provided, however, until such time as all indebtedness under any notes, bonds, certificates or other securities secured or by or evidencing beneficial ownership interests in the Credit Card Assets (as defined in the Articles of Organization) or any indenture or other agreement entered into by the Company or by a trust at the direction of the Company from time to time in connection with the acquisition, creation, funding or financing of Credit Card Assets (collectively, the "Transaction Documents") is paid in full, no distributions shall be made if a default under the Transaction Documents has occurred and is continuing. Distributions shall be allocated among the Members in the same proportion as their then capital account balances. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 21-2618 of the Act or other applicable law.

         SECTION 9. MANAGEMENT. Except for situations in which the unanimous approval of all Members is expressly required, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one managing member (the "Managing Member"). The Independent Member is hereby appointed the Managing Member of the Company.

         SECTION 10. COVENANTS REGARDING OPERATION. As long as any indebtedness is outstanding under the Transaction Documents:

              (a) The Company shall not incur, assume or guarantee any indebtedness other than the Company's obligations with respect to or contemplated by the Transaction Documents; provided, however, the Company may, in the ordinary course of business, incur unsecured trade debt with trade creditors in amounts that are normal and reasonable under the circumstances.

              (b) The Company shall not engage in any business or activity other than as permitted in the Articles of Organization.

              (c) The Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

              (d) The Company shall not dissolve or liquidate, in whole or in part.

              (e) The Company shall not commingle its funds or assets with those of any other individual or entity.

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              (f) The Company shall not hold itself out as being liable for the debts of any other party and the Company shall not pay from its assets any obligations or indebtedness of any other individual or entity.

              (g) The Company shall pay from its assets all obligations and indebtedness of any kind incurred by the Company.

              (h) The Company shall not form, or cause to be formed, any subsidiaries.

              (i) The Company shall not file any voluntary petition or consent to the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law on behalf of itself without the prior unanimous written consent of all of the Members, including the Independent Member.

              (j) The Company shall not permit the Managing Member to withdraw.

              (k) The Company shall at all times have at least one Managing Member which shall have each of the characteristics of the Independent Member as set forth on Appendix A hereto.

              (l) The Company shall act solely in its name and through its duly authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

              (m) The Company shall transact business with any affiliate, if at all, on an arms length basis and pursuant to enforceable agreements. For purpose of this agreement, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or the cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

              (n) The Company shall maintain separate records and books of account and shall not commingle its records and books of account with the records and books of account of any entity.

              (o) The Company shall make no asset distributions, including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected cash needs of the Company.

              (p) The Company shall observe all organizational formalities in its relations with its Members.

         SECTION 11. LIMITATION ON POWERS OF MEMBERS. No Member, including the Managing Member, shall have the authority to:

              (a) terminate, dissolve, liquidate or wind up the Company as long as any indebtedness remains outstanding under the Transaction Documents; or

              (b) without the unanimous written approval of all of the Members, file or consent to the filing of a bankruptcy petition for or against the Company or otherwise institute an insolvency or bankruptcy proceeding for or against the Company.

         SECTION 12. OTHER BUSINESS. Except for the Independent Member, each Member and any person or entity affiliated with any of the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.

         SECTION 13. EXCULPATION AND INDEMNIFICATION. No Member shall be liable to the Company, or to any other Members for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member in good faith in connection with the formation of the Company or on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member by this Agreement, except that a Member shall be liable for any such loss, damage or claim incurred by reason of such Member's gross negligence or willful misconduct. To the full extent permitted by applicable law, each Member shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member by reason of any act or omission performed or omitted by such Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member by this Agreement and for expenses actually and reasonably incurred in connection with the defense of a civil or criminal action, suit or proceeding in which the Member is made a party by reason of being or having been a member or manager, except that no Member shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member by reason of gross negligence or willful misconduct with respect to such acts or omissions or in respect of such expenses for any matter as to which the Member is adjudged in the action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; provided, however, that any indemnity obligation under this Section 13 shall be subordinate to all indebtedness owing under the Transaction Documents Agreements and no Member shall have personal liability on account thereof.

         SECTION 14. TRANSFER AND ASSIGNMENTS. The Independent Member may not transfer or assign its membership interest or any of its rights or responsibilities. A Member may not transfer or assign, in whole or in part, its membership interest without the express written consent of the Independent Member. In the event of a transfer or assignment of a Member's interest, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of the provisions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and immediately following such admission, the transferor Member shall cease to be a Member of the Company.

SECTION 15. RESIGNATION. The Independent Member may not withdraw or resign as a Member of the Company, and any purported withdrawal or resignation shall not be effective. Notwithstanding the prohibition against the resignation or withdrawal of the Managing Member, in the event that the Independent Member resigns or withdraws, the remaining Members shall appoint a replacement Independent Member, which replacement member shall have each of the

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characteristics of the Independent Member as set forth on Appendix A hereto. If the Independent Member resigns or withdraws, no decision requiring the approval of all Members under this Agreement shall be made until a successor Independent Member is appointed and is serving.

         Members other than the Independent Member may not resign from the Company without the written consent of the Independent Member. If a Member is permitted to resign pursuant to this Section, an additional Member shall be admitted to the Company, subject to Section 17, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

         SECTION 16. ADMISSION OF ADDITIONAL MEMBERS. One or more additional Members of the Company may be admitted to the Company with the unanimous written consent of the Members.

         SECTION 17. DISSOLUTION. (a) Notwithstanding any other provisions of this Agreement, the Company shall not terminate, dissolve or liquidate while owing any amount under the Transaction Documents despite the occurrence of any event which might terminate the continued membership of a Member in the Company, including the following:

         (i) a member:

              (A) makes an assignment for the benefit of creditors;

              (B) files a voluntary petition in bankruptcy;

              (C) is adjudged bankrupt or insolvent, or has entered against him an order for relief, in any bankruptcy or insolvency proceeding;

              (D) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

              (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature;

              (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of his properties; or

         (ii) 120 days after the commencement of any proceeding against the member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without his consent or acquiescence of a trustee, receiver or liquidator of the member or of all or any substantial part of his properties, the appointment is not


                                       5
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     vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         (b) If no indebtedness is outstanding under the Transaction Documents, the Company shall be dissolved upon the first to occur of the following:

              (i) the sale of all or substantially all of the Company's assets;

              (ii) the unanimous written agreement of all of the Members;

              (iii) April 1, 2042; and

              (iv) any other event resulting in dissolution of the Company under the Act.

         (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 21-2625 of the Act.

         SECTION 18. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members, including, as long as any indebtedness is outstanding under the Transaction Documents, the consent of the Independent Member.



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


         EXECUTED by the undersigned as of the date first written above.


                                           FIRST NATIONAL FUNDING
                                           CORPORATION


                                           By /s/ Brett A. Jackson
                                              ----------------------------------
                                           Name Brett A. Jackson
                                                 -------------------------------
                                           Title Vice President
                                                  ------------------------------


                                           Mailing Address:

                                           1620 Dodge Street
                                           Omaha, NE 68102

                                           FIRST NATIONAL BANK OF OMAHA

                                           By /s/ Matthew W. Lawver
                                              ----------------------------------
                                           Name Matthew W. Lawver
                                                --------------------------------
                                           Title Senior Vice President
                                                 -------------------------------



                                           Mailing Address:

                                           1620 Dodge Street
                                           Omaha, NE 68102

                                   SCHEDULE 1

==================================================================================================================
                 Name                              Initial Capital                          Percentage
                                                     Contribution                             Interest

------------------------------------------------------------------------------------------------------------------
First National Funding Corporation                       $400                                  40%
------------------------------------------------------------------------------------------------------------------
First National Bank of Omaha                             $600                                  60%
------------------------------------------------------------------------------------------------------------------
                 Total                                  $1,000                                100.0%
                                                                                              =====
==================================================================================================================

                                   APPENDIX A
                 REQUIRED CHARACTERISTICS OF INDEPENDENT MEMBER


         The Independent Member shall be a corporation which shall at all times have the following characteristics:

                  (a) The Corporation shall have, at all times any indebtedness is outstanding under the Transaction Documents, at least two Independent Directors. An Independent Director shall be any person who
         (i) is not and has never been (A) a direct, indirect or beneficial stockholder, officer, director, partner, employee, affiliate, associate, material customer or material supplier of First National Bank of Omaha ("FNBO"), or any subsidiaries or affiliates thereof, or
         (B) a member of the immediate family of any person described above, and
         (ii) does not directly or indirectly own any class of voting stock of FNBO or any of its affiliates. As used herein, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or the cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. The provisions of this Article VI(b), and all references herein to the Independent Directors, shall become effective only upon the initial closing under the Transaction Documents.

                  If an Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Board of Directors shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of an Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by the remaining directors.

                  No Independent Director shall owe a fiduciary duty or other obligation to the initial shareholder(s) nor to any successor shareholders, and every shareholder, including the initial shareholder(s) and each successor shareholder, shall be deemed to have consented to the foregoing by virtue of such shareholder's purchase of shares of capital stock of the Corporation, no further act or deed of any shareholder being required to evidence such consent. Instead, each such Independent Director, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the interests of creditors of the Corporation in addition to the interests of the Corporation. No Independent Director may be removed unless a successor Independent Director is appointed.

                  (b) a corporate purpose limited to engaging solely in the following activities:

                        (i) to serve as the Independent Member and the Managing
                   Member of the Company;

                        (ii) to execute and deliver the Operating Agreement of
                   the Company;

                        (iii) to execute and deliver, on behalf of the Company,
                   of the Transaction Documents;

                        (iv) to take such actions as are necessary to permit the
                   Company to achieve its limited purpose as set forth in its Articles of Organization; and

                        (v) any lawful act or activity that may be taken by
                   corporations organized under the Nebraska Business Corporation Act, that is necessary for the accomplishment of the above-mentioned purposes and not specifically prohibited by its Articles of Incorporation (collectively, the "Independent Member Business").

                  (c) corporate organizational documents which shall, so long as any indebtedness is outstanding under the Transaction Documents, provide Member, that:

                        (i) The Corporation shall not incur, assume or guarantee
                   any indebtedness other than the Corporation's obligations as Managing Member with respect to the Transaction Documents.

                        (ii) The Corporation shall not engage in any business or
                   activity other than as permitted in Article III hereof.

                        (iii) The Corporation shall not consolidate or merge
                   with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity nor shall the Corporation permit the LLC to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

                        (iv) The Corporation shall not dissolve or liquidate, in
                   whole or in part nor shall the Corporation permit the LLC to dissolve, terminate or liquidate, in whole or in part.

                        (v) The Corporation shall not commingle its funds or
                   other assets with those of any other individual or entity.

                        (vi) The Corporation shall not hold itself out as being
                   liable for the debts of any other party and the Corporation shall not pay from its assets any obligations and indebtedness of any other individual or entity.

                        (vii) The Corporation shall pay from its assets all
                   obligations and indebtedness of any kind incurred by the Corporation.

                        (viii) The Corporation shall not form, or cause to be
                   formed, any subsidiaries nor shall the Corporation permit the LLC to form, or cause to be formed any subsidiaries nor shall the Corporation acquire any interest as a general or limited partner or member in any entity other than the LLC as specified herein.

                        (ix) The Corporation shall not file any voluntary
                   petition or consent to the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law on behalf of itself or the LLC. without the unanimous written consent of the entire Board of Directors, including the Independent Directors.

                        (x) The Corporation shall not amend, alter, change or
                   repeal any provision contained herein nor shall the Corporation permit the LLC to amend, alter, change or repeal any provision of its organizational documents.

                        (xi) The Corporation shall not sell, exchange, convey,
                   encumber or otherwise dispose of any or all of the Corporation's right, title or interest as the Managing Member of the LLC.

                        (xii) The Corporation shall make no asset distributions,
                   including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected operating expenses of the Corporation, including any debt service due with respect to the Transaction Documents.

                        (xiii) The Corporation shall act solely in its corporate
                   name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                        (xiv) The Corporation shall transact business with any
                   affiliated entity on an arms length basis and pursuant to enforceable agreements.

                        (xv) The Corporation shall maintain separate corporate
                   records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of any entity. The books of the Corporation may be kept (subject to any provision contained in the statutes) inside or outside the State of Nebraska at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                        (xvi) The Board of Directors of the Corporation shall
                   hold appropriate meetings to authorize all of its corporate actions. Regular meetings of the Board of Directors shall be held not less frequently than one time per annum.

                        (xvii) Meetings of the shareholders of the Corporation
                   shall be held not less frequently than one time per annum.

                        (xviii) The Corporation will at all times ensure that
                   its capitalization is adequate in light of its business and purposes.


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